UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2011

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1804 Embarcadero Road, Palo Alto, California		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 565-4900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2011, Financial Engines, Inc., as tenant, and MT SPE, LLC, as landlord, executed a lease for office space to which Financial Engines intends to relocate its headquarters upon completion of improvements to the premises.

The term of the lease will commence on the earlier to occur of (i) the date upon which Financial Engines first commences to conduct business in the premises, or (ii) June 1, 2012, and will expire on the last day of the ninety-sixth (96th) full calendar month following the commencement date. Financial Engines has one option to extend the lease term for an additional period of sixty (60) months. Financial Engines also has a continuing right of first offer to lease any full floor space in the building in which the leased premises are located that becomes available during the lease term. The landlord has the right to terminate the lease in the event Financial Engines is in default of its lease obligations beyond the applicable notice and cure periods under the lease. In addition, Financial Engines will deposit with the landlord a letter of credit in the amount of approximately $327,264 as security for Financial Engines’ obligations under the lease.

The premises consist of 80,995 square feet of office space in Sunnyvale, California. Financial Engines is obligated to pay base rent as follows:

Lease Months	Annual Installment of Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Square Foot of Rentable Area

1-12*	$445,472.50	$222,736.25	$2.75
13-24	$2,750,590.20	$229,215.85	$2.83
25-36	$2,833,107.96	$236,092.33	$2.91
37-48	$2,918,101.20	$243,175.10	$3.00
49-60	$3,005,644.20	$250,470.35	$3.09
61-72	$3,095,813.52	$257,984.46	$3.19
73-84	$3,188,687.88	$265,723.99	$3.28
85-96	$3,284,348.52	$273,695.71	$3.38

[*	Base Rent for the Lease Months 1-10 will be abated.]

In addition to monthly base rent, Financial Engines is also obligated to pay its pro rata share of the landlord’s operating expenses for the building project.

The landlord has provided to Financial Engines a tenant improvement allowance of approximately $5.3 million to be used by Financial Engines for the construction of tenant improvements to prepare the premises for occupancy.

Financial Engines currently leases office space in Palo Alto, California, pursuant to a lease which expires by its terms on August 1, 2012.

The foregoing description is not intended to be a comprehensive summary and is qualified by the terms of the lease agreement incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

10.1	Triple Net Space Lease (Multi-Tenant) between MT SPE, LLC, a Delaware limited liability company, as Landlord and Financial Engines, Inc., a Delaware corporation, as Tenant, for premises at Moffett Towers, 1050 Enterprise Way, Sunnyvale, California, dated October 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

October 21, 2011	By:	/s/ Raymond J. Sims
Name: Raymond J. Sims
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Triple Net Space Lease (Multi-Tenant) between MT SPE, LLC, a Delaware limited liability company, as Landlord and Financial Engines, Inc., a Delaware corporation, as Tenant, for premises at Moffett Towers, 1050 Enterprise Way, Sunnyvale, California, dated October 18, 2011.